                            SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT                        [X]
FILED BY A PARTY OTHER THAN THE REGISTRANT     [ ]

CHECK THE APPROPRIATE BOX:
[X]  PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE 14A-6(E)(2))
[ ]  DEFINITIVE PROXY STATEMENT
[ ]  DEFINITIVE ADDITIONAL MATERIALS
[ ]  SOLICITING MATERIAL PURSUANT TO RULE 14A-11(C) OR RULE 14A-12


                                NUTRITION 21, INC.
                              ---------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)     TITLE  OF  EACH  CLASS  OF  SECURITIES  TO  WHICH  TRANSACTION  APPLIES:

--------------------------------------------------------------------------------
(2)     AGGREGATE  NUMBER  OF  SECURITIES  TO  WHICH  TRANSACTION  APPLIES:

--------------------------------------------------------------------------------
(3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED):
--------------------------------------------------------------------------------
(4)     PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
--------------------------------------------------------------------------------
(5)     TOTAL FEE PAID:

[ ]     FEE PREVIOUSLY PAID WITH PRELIMINARY MATERIALS.
[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(A)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.

(1)     AMOUNT PREVIOUSLY PAID:
--------------------------------------------------------------------------------

(2)     FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
--------------------------------------------------------------------------------

(3)     FILING PARTY:
--------------------------------------------------------------------------------

(4)     DATE FILED:
--------------------------------------------------------------------------------

                               NUTRITION 21, INC.

                   NOTICE OF A SPECIAL MEETING OF SHAREHOLDERS


     Notice is hereby given that a Special Meeting of Shareholders of Nutrition 21, Inc. (the "Company") will be held at the offices of the Company, 4 Manhattanville Road - 2nd Floor, Purchase, New York at 10:00 AM on March 12, 2003, for the following purposes as set forth in the accompanying Proxy
Statement:

     To amend the Certificate of Incorporation of the Company to: (i) effect a one-for-five reverse split of the Company's outstanding Common Stock, and
     (ii)  proportionately  reduce  the  authorized  shares.

     Holders of record of the Company's Common Stock at the close of business on January 24, 2003 will be entitled to vote at the meeting.


                              By  Order  of  the  Board  of  Directors


                              BENJAMIN  T.  SPORN,  Secretary


Dated:  February  5,  2003


     Whether or not you plan to attend the meeting, please date and sign the enclosed proxy and return it in the envelope provided. Any person giving a proxy has the power to revoke it at any time prior to its exercise and if present at the meeting may withdraw it and vote in person. Attendance at the meeting is limited to shareholders, their proxies and invited guests of the Company

                                 PROXY STATEMENT

     We are providing these proxy materials in connection with the solicitation by the Board of Directors of Nutrition 21, Inc. of proxies to be voted at a special meeting of shareholders to consider a reverse stock split, and at any postponement or adjournment of the special meeting. In this proxy statement, we refer to Nutrition 21, Inc. as "Nutrition 21", "we", "our" or "the Company".

     The special meeting will take place at 10 a.m. on March 12, 2003, at the offices of Nutrition 21, 4 Manhattanville Road - 2nd Floor, Purchase, New York. You are invited to attend.

     We mailed this proxy statement and accompanying materials on or about February 5 , 2003 to the record holders of our common stock on January 24, 2003, which is the record date for the special meeting.

1.
------------------------------------------------------------------------

Proxies and Voting Procedures

YOUR VOTE IS IMPORTANT.    Because many shareholders cannot attend the special
meeting in person, it is necessary that a large number of shareholders be represented by proxy.

     You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy or by voting by ballot at the special meeting. By providing your voting instructions promptly, you may save us the expense of a second mailing.

     The method by which you vote will not limit your right to vote at the special meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the special meeting.

     All shares entitled to vote and represented by properly completed proxies received prior to the special meeting, and not revoked, will be voted at the special meeting in accordance with your instructions. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS THE BOARD OF DIRECTORS RECOMMENDS.

2
------------------------------------------------------------------------

SHAREHOLDERS ENTITLED TO VOTE

     The shareholders who are entitled to vote at the special meeting are those who owned our Common Stock of record on the January 24, 2003 record date. Each share of Common Stock is entitled to one vote.

     On the record date, there were 33,602,990 shares of Common Stock outstanding.

3
------------------------------------------------------------------------
Quorum

     The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote is necessary to constitute a quorum at the meeting.

4
-------------------------------------------------------------------------

Cost of Proxy Solicitation

        We will pay the cost of soliciting proxies. Our directors, officers or employees may solicit proxies in person or by telephone, facsimile or other electronic means. We also will reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of our common stock.

5
------------------------------------------------------------------------

ITEM I. PROPOSAL TO AMEND THE CERTIFICATE OF INCORPORATION OF NUTRITION 21 TO EFFECT A REVERSE STOCK SPLIT

          Our Board of Directors has unanimously authorized an amendment to our Certificate of Incorporation that provides for a one-for-five reverse stock split of our outstanding Common Stock, and that proportionately reduces the authorized shares of our Common Stock from 65,000,000 to 13,000,000 We are asking our shareholders to vote on the amendment in the form that we have attached as an exhibit.

     As of January 24, 2003, there were issued and outstanding 33,602,990 shares of Common Stock.
                          Before Split                    After Split
                          ------------                    -----------
 Class of Stock     Authorized     Outstanding      Authorized  Outstanding*
----------------   ------------   -------------    -----------  ------------
 Common Stock       65,000,000     33,602,990       13,000,000    6,720,598

*Subject to adjustment for fractional shares

     The split will not affect your proportionate equity interest in our Company, except that, as explained in more detail below, we will pay cash for any fractional shares that result. For financial statement purposes, we will transfer approximately $134,412 from Common Stock to additional paid in capital to reflect the split, but this will not change the total of the capital and surplus represented by our Common Stock. Your rights and privileges as holders of Common Stock will remain the same after the split.

     If shareholders adopt the proposal, our Board will decide if and when to bring about the reverse stock split by filing the Certificate of Amendment with the New York Secretary of State. We may modify the text of the Certificate of Amendment to include any changes that filing officials require or that our Board considers advisable to bring about the reverse stock split.

     Effective on the date (the "Effective Date") on which the Certificate of Amendment is filed, each certificate representing pre-split shares will evidence ownership of post-split shares. Outstanding certificates will not have to be surrendered in exchange for new certificates. New stock certificates reflecting the number of shares resulting from the reverse stock split will be issued only as outstanding certificates are transferred. We will obtain a new CUSIP number for our shares of Common Stock.

     No fractional shares will be issued. If a shareholder holds a number of shares that would result in a residual fractional interest, we will pay the shareholder the closing price on the Effective Date for each pre-split share that comprises the fractional interest. You will not have the opportunity on or after the Effective Date to round off your shareholdings to avoid a fractional share.

     We have [xxxx] shareholders of record. We estimate that there are approximately 9,000 beneficial holders of our Common Stock, and that we will continue to have approximately the same number of shareholders immediately after the split.

6
-----------------------------------
Reasons for the Reverse Stock Split

We haven't maintained a $1 closing bid price for our shares since August 28,
2001. The closing bid price on January [   ], 2003 was $.___.

NASDAQ has advised us that our shares will be delisted from the SmallCap System after February 10, 2003, if by then we haven't maintained a minimum bid price of $1.00 per share for at least ten consecutive trading days. We will request a hearing with NASDAQ that will defer the delisting of our shares, and we will request continued listing of our shares based on the reverse split that should raise the bid price for our shares above $1.

We expect that our shares will be quoted on the Bulletin Board if they are delisted from the SmallCap System. Shares quoted on the Bulletin Board are not as attractive to investors as shares listed on NASDAQ. Low priced securities quoted on the Bulletin Board are also subject to special legal requirements that limit sales practices by broker dealers.

We think that the low price level of our stock, even on NASDAQ, reduces their marketability because many brokerage firms are reluctant to recommend low priced stocks. Brokerage house policies on commissions and related matters make the handling of low priced stocks unattractive to brokers from an economic standpoint.

The proposed reverse stock split may at least initially increase the per share price of the Common Stock, and may encourage greater interest and liquidity in our shares. Conversely, any increase in price may be proportionately less than the one for five ratio of the reverse split and may not be maintained for any appreciable time, and the reduced number of shares may in turn reduce liquidity. If the post-split price per share declines below a bid price of $1, we would again not meet NASDAQ's requirements for continued listing.

We don't currently intend to do any transactions or business combinations that would qualify us to deregister our shares from the reporting and other requirements of Federal securities laws.

7
------------------------------------------------------------------------
Options and Warrants

We have issued options and warrants to buy up to a total of approximately 7,073,486 shares of Common Stock at various exercise prices. The number of shares of Common Stock issuable under these options and warrants will be reduced to one-fifth the previous amounts and the per share exercise prices will be increased five times.

8
------------------------------------------------------------------------
Federal Income Tax Consequences

The federal income tax consequences of the proposed reverse stock split will be as set forth below. The following information is based upon existing law which is subject to change by legislation, administrative action and judicial decision and is therefore necessarily general in nature. Therefore, shareholders are advised to consult with their own tax advisors for more detailed information relating to their individual tax circumstances.

1. The proposed reverse stock split will be a tax-free recapitalization for the Company and its shareholders to the extent that currently outstanding shares of stock are exchanged for other shares of stock after the split.

2. The new shares in the hands of a shareholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of stock held by that shareholder immediately prior to the proposed reverse stock split if no fractional shares are present. If fractional shares are present as a result of the split, and the shareholder realizes a gain on the exchange, the shareholder will recognize a taxable gain equal to the lesser of the cash received or the gain realized. If fractional shares are present and a loss is realized on the exchange, the loss is not recognized, but rather the loss must be deferred until the shareholder disposes of the new stock in a taxable transaction. The shareholder's basis in the new stock is equal to the basis in the stock exchanged less any cash received plus gain recognized, if any.

3. Shareholders who receive cash for fractional shares will be treated as if they had received such fractional shares and then sold them to the Company. Such shareholders will recognize gain or loss equal to the difference between the amount of cash received and their basis in the stock exchanged.

9
-------------------------------------------------------------

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of January 24, 2003, information regarding the beneficial ownership of our Common Stock based upon the most recent information available to the Company for (i) each person known by the Company to own beneficially more than five (5%) percent of the our outstanding Common Stock, (ii) each of our executive officers and directors and (iii) all of our executive officers and directors as a group. Unless otherwise indicated, each shareholder's address is c/o the Company, 4 Manhattanville Road, Purchase, New York 10577-2197.

                    Shares Owned Beneficially and of Record (1)

Name  and  Address               No.  of  Shares          %  of  Total

P. George Benson (2)                   85,000               *

Warren D. Cooper (3)                   25,000               *

Audrey T. Cross (4)                   109,000               *

John H. Gutfreund (5)                 105,000               *

Paul Intlekofer (3)                    50,000               *

Gail Montgomery (6)                   455,000              1.34

Marvin Moser (7)                      170,000               *

Robert E. Pollack (3)                 115,000               *

Benjamin T. Sporn (8)                 214,625               *

Andrew D. Wertheim (3)                 50,000               *

Wyeth (9)                           3,478,261             10.35
5 Giralda Farms
Madison, NJ 07940

Burns Philp & Company Limited (10)  7,763,837             23.10
7 Bridge Street
Sydney, NSW 2000, Australia

Radetsky Family Trust               2,268,230              6.75
P.O. Box 1509
Sausalito, CA

All Executive Officers
and Directors                       1,378,625              3.96
as a Group (10 persons) (11)

     *  Less  than  1%

(1) Unless otherwise indicated, each person has sole investment and voting power with respect to the shares indicated. For purposes of this table, a person or group or group of persons is deemed to have "beneficial ownership" of any shares as of a given date, which such person has the right to acquire within 60 days after such date. For purposes of computing the percentage of outstanding shares held by each person or group of persons named above on a given date, any security which such person or group of persons has the right to acquire within 60 days after such date is deemed to be outstanding for the purposes of computing the percentage ownership of such person or persons, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Includes 75,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(3) Consists of shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(4) Includes 105,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(5) Includes 55,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(6) Includes 435,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(7) Includes 160,000 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(8) Includes 180,500 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

(9)  Formerly  American  Home  Products  Corporation.

(10)      Consists  of  shares  owned  by  subsidiaries.

(11) Includes 1,250,500 shares issuable upon exercise of currently exercisable options under the Company's Stock Option Plans.

10
------------------------------------------------------------------------

Other Matters

NO RIGHTS OF APPRAISAL

New York State law does not give shareholders appraisal rights with regard to the reverse stock split. We will not offer any appraisal rights to our shareholders.

APPROVAL REQUIRED

The affirmative vote of a majority of all outstanding shares of Nutrition 21 entitled to vote on this proposal will be required for approval of the proposal to amend the Certificate of Incorporation of Nutrition 21 to effect the reverse stock split. Abstentions will have the same effect as a vote against this proposal. Your Board of Directors recommends a vote "FOR" the proposal.

PLEASE DATE, SIGN AND RETURN THE PROXY CARD AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED RETURN ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES. A PROMPT RETURN OF YOUR PROXY CARD WILL BE APPRECIATED AS IT WILL SAVE THE EXPENSE OF FURTHER MAILINGS.

Dated:  Purchase,  New  York

         February  5,  2003

                              By  Order  of  the  Board  of  Directors

                              BENJAMIN  T.  SPORN,  Secretary

Exhibit A
---------

                            CERTIFICATE OF AMENDMENT

            OF THE CERTIFICATE OF INCORPORATION OF NUTRITION 21, INC.

                Under Section 805 of the Business Corporation Law

Benjamin  Sporn,  the  Secretary  of  Nutrition  21,  Inc.  hereby  certifies:

1.   The name of the corporation is NUTRITION 21, INC.

2. The certificate of incorporation of said corporation was filed with the Department of State on June 29, 1983. The name under which the corporation was formed was APPLIED MICRO BIOLOGY, INC.

3.     Subject Matter of the Amendments:

     (1) The amendments effected by Sections 4 and 5 of this Certificate of Amendment, respectively:

          i. reduce the number of authorized shares of the corporation from 65,000,000 shares of Common Stock, par value $0.005 per share, to 13,000,000 shares of Common Stock, par value $0.005 per share, and

          ii. change the outstanding shares of Common Stock, by combining outstanding shares of Common Stock held by each holder of record on the Effective Date (as defined below) at the rate of one-for-five (except that no fractional shares will be issued).

     (2) Immediately prior to such reduction and change there were issued 33,602,990 shares of Common Stock, par value $0.005 per share, and there were authorized and unissued 31,397,010 shares of Common Stock, par value $0.005 per share.

     (3) As a result of the aforesaid reduction and change, the number of issued shares of Common Stock, par value $0.005 per share, will be 6,720,598 (subject to adjustment for fractional shares), and the number of authorized and unissued shares of Common Stock, par value $0.005 per share, will be 6,279,402 (subject to adjustment for fractional shares).

4. The aforesaid reduction in authorized shares is effected hereby by amending Paragraph Fourth (a) of the Certificate of Incorporation to read in its entirety as follows:

          "(a) The total number of shares of stock which the Corporation shall have the authority to issue is 13,000,000 shares of Common Stock, par value $.005 per share, and 5,000,000 shares of Preferred Stock, par value $.01 per share."

5. The aforesaid change in the outstanding shares of Common Stock shall be effected by the following provision:

          On the date (the "Effective Date") that this Certificate of Amendment to the Certificate of Incorporation of the corporation is duly filed, all outstanding shares of Common Stock then held by each holder of record shall be changed by being automatically combined at the rate of one-for-five without any further action on the part of the holders thereof. No fractional shares will be issued. Any shareholder that holds a number of shares that would become a fractional share as a result of the combination will instead be paid the closing price on the Effective Date for each share of Common Stock outstanding prior to the combination that comprises the fractional interest.

6. This amendment was authorized by vote of the board, followed by vote of a majority of all outstanding shares entitled to vote thereon at a meeting of shareholders.

IN WITNESS WHEREOF, said Nutrition 21, Inc. has caused this certificate to be
signed by its Secretary, this           day of March 2003.


______________________
Benjamin Sporn

                               NUTRITION 21, INC.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          March 12, 2003                 10 AM

     The undersigned hereby appoints Gail Montgomery and Benjamin T. Sporn, or either of them, as proxy, with full power of substitution and revocation, to vote on behalf of the undersigned all shares of Common Stock of Nutrition 21, Inc. which the undersigned is entitled to vote at the Special Meeting of Shareholders to be held March 12, 2003, or any adjournments thereof.

     The Board of Directors recommends a vote FOR the following:

APPROVAL OF ADOPTION OF A CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION OF NUTRITION 21, INC. TO EFFECT A ONE-FOR-FIVE REVERSE STOCK SPLIT, AND PROPORTIONATELY REDUCE THE AUTHORIZED SHARES.

     FOR   [  ]                   AGAINST   [  ]           ABSTAIN   [  ]


In his or her discretion, the proxy is authorized to vote upon such other business as may properly come before the meeting or any adjournment(s) thereof.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO APPROVE THE ADOPTION OF THE CERTIFICATE OF AMENDMENT.

Dated:  ________________________


________________________________
Signature

_______________________________
Signature  if  held  jointly


     (Please sign exactly as ownership appears on this proxy. Where stock is held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.)

                           PLEASE MARK, DATE, SIGN AND
                   RETURN THIS PROXY IN THE ENCLOSED ENVELOPE.

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